Exhibit 16.1

June 26, 2026

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Ionic Digital Inc.’s statements included under “Change in Accountants” of its Form S-1 filed on June 26, 2026, and we agree with such statements concerning our firm.

/s/ RSM US LLP